Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated November 20, 2020, relating to the consolidated financial statements of Ferguson plc. We also consent to the reference to us under the heading “Statement by Experts” in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

February 12, 2021